UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 27, 2021

GBS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39825	82-1512711
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

708 Third Avenue, 6th Floor

New York, NY 10017

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: Telephone: (646) 828-8258

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	GBS	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 8.01.	Other Events.

As of February 12, 2021, we had reported the number of shares of common stock issued and outstanding was 11,875,222 shares, excluding the following:

●	500,000 shares that will become available for future issuance under our 2019 Equity Incentive Plan, or the “2019 Plan”; and

●	55,555 shares issuable upon the exercise of warrants issued to the underwriters in the December 2020 initial public offering of the Company’s securities.

Since that time, the number of shares of common stock issued and outstanding increased to 12,382,122 shares, representing an increase of 506,900 shares of common stock. The increase of the 506,900 shares of common stock include:

●	500,000 shares issued upon conversion of Series B preferred stock to common stock;

●	700 shares of common stock issued upon exercise of Common Stock Series A Warrants; and
●	6,200 shares of common stock issued upon exercise of Common Stock Series B Warrants.

As of the date of this filing, the number of Common Stock Series A Warrants issued and outstanding is 1,401,377 and the number of Common Stock Series B Warrants issued and outstanding is 60,182.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 27, 2021

GBS, INC.

By:	/s/ Harry Simeonidis
Name:	Harry Simeonidis
Title:	Chief Executive Officer and President